Exhibit 99(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

OF ORDINARY SHARES OF

PRIME ACQUISITION CORP.

PURSUANT TO THE OFFER DATED AUGUST 9, 2013

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•	Ordinary Shares are not immediately available or shareholders cannot deliver their Ordinary Shares to American Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date, or

•	Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

The Offer as described in the Offer to Purchase dated August 9, 2013 and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

TO:  AMERICAN STOCK TRANSFER & TRUST COMPANY

BY MAIL, HAND OR OVERNIGHT DELIVERY:

AMERICAN STOCK TRANSFER & TRUST COMPANY

6201 15TH AVENUE

BROOKLYN, NEW YORK 11219

BY FACSIMILE TRANSMISSION:

AMERICAN STOCK TRANSFER & TRUST COMPANY

FACSIMILE: (718) 765-8742

CONFIRM BY TELEPHONE: (718) 921-8520

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See the section of the Offer to Purchase entitled “The Offer—Procedures for Tendering Shares—Guaranteed Delivery.”

For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you tender, upon the terms and subject to the conditions described in the Offer and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Ordinary Shares specified below pursuant to the guaranteed delivery procedure described the section of the Offer to Purchase entitled “The Offer—Procedures for Tendering Shares—Guaranteed Delivery.”

NUMBER OF ORDINARY SHARES TENDERED:

SIGNATURES

Signatures:

Name(s) of Shareholders(s):
(please type or print)

Certificate Nos.:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If Ordinary Shares will be delivered by book-entry transfer, provide the Account Number.

Account Number:

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, (each of the foregoing constituting an (“Eligible Institution”), guarantees delivery to the Depositary of the Ordinary Shares tendered, in proper form for transfer, or a confirmation that the Ordinary Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer Letter into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three Nasdaq trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Ordinary Shares to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:

Areas Code(s) and Telephone Number(s):

Dated:                                                 , 2013

NOTE: DO NOT SEND ORDINARY SHARES WITH THIS FORM. ORDINARY SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.